Exhibit 99.1

FOR IMMEDIATE RELEASE
Casey’s General Stores, Inc.
One SE Convenience Blvd
Ankeny, IA 50021

Casey's Posts Record Second Quarter Results and Raises Dividend
Ankeny, IA, December 7, 2020 - Casey’s General Stores, Inc. ("Casey's" or the "Company") (Nasdaq symbol CASY) one of the leading convenience store chains in the United States, today announced financial results for the three and six months ended October 31, 2020.

Second Quarter Key Highlights

•Diluted earnings per share of $3.00 compared to $2.21 for the same period a year ago, an increase of 36%.
•Fuel gross profit increased 45% with a fuel margin of 35.3 cents per gallon. Same-store gallons sold decreased 8.6% compared to prior year but improved sequentially from first quarter.
•Inside same-store sales increased 3.5% with a margin of 41.0%, inside gross profit increased 2.8%.
•Digital sales increased 127% compared to prior year. Casey’s Rewards recently exceeded 3 million members.
•The Board of Directors increased the dividend to $0.34 per share, an increase of 6%.
•Buchanan Energy acquisition expected to close in December.

“Casey’s had a remarkable second quarter and is well on our way to executing our long-term strategic plan.” said President and CEO Darren Rebelez. “The Company delivered well-balanced financial results, with contributions from both ongoing strong fuel profitability and inside sales volume and profit improvements. Casey’s also recently announced an agreement for the largest acquisition in the Company’s history, the 94-store Bucky’s chain located primarily in Illinois and Nebraska. Finally, the Board's decision to raise the dividend is a sign of continuing confidence in the Company’s ability to achieve strong financial results and maintain our already excellent financial flexibility in both the short and long term.”

Earnings

	Three Months Ended October 31,		Six Months Ended October 31,
	2020	2019	2020	2019
Net income (in thousands)	$111,983	$81,981	$232,575	$167,796
Diluted earnings per share	$3.00	$2.21	$6.24	$4.52
Adjusted EBITDA (in thousands)	$223,231	$184,412	$460,986	$370,784

Net income, diluted EPS, and Adjusted EBITDA (reconciled later in the document) in the second quarter were significantly greater than prior year due to higher fuel margin and inside gross profit, as well as operating 38 more stores than this time last year.

Fuel

	Three Months Ended October 31,		Six Months Ended October 31,
	2020	2019	2020	2019
Fuel gallons sold (in thousands)	577,581	614,071	1,127,089	1,233,155
Same-store gallons sold decrease	(8.6)%	(1.8)%	(11.7)%	(2.0)%
Fuel gross profit (in thousands)	$204,154	$140,798	$414,184	$291,787
Fuel margin (cents per gallon, excluding credit card fees)	35.3 ¢	22.9 ¢	36.7 ¢	23.7 ¢

Same-store gallons sold were adversely impacted by lower guest traffic due to the COVID-19 pandemic, though volumes improved from first quarter. Fuel gross profit benefited from a higher fuel margin driven in part by the Company's centralized retail pricing capability and procurement initiatives. The Company sold $3.8 million in renewable fuel credits in the second quarter, comparable to the prior year.

Inside

	Three Months Ended October 31,		Six Months Ended October 31,
	2020	2019	2020	2019
Inside sales (in thousands)	$1,007,048	$958,408	$2,009,675	$1,942,203
Inside same-store sales increase	3.5%	2.8%	1.5%	2.7%
Grocery and other merchandise same-store sales increase	6.6%	3.2%	5.0%	3.1%
Prepared food and fountain same-store sales (decrease) increase	(3.6)%	1.9%	(6.6)%	1.8%
Inside gross profit (in thousands)	$412,653	$401,586	$809,900	$801,051
Inside margin	41.0%	41.9%	40.3%	41.2%
Grocery and other merchandise margin	33.3%	33.3%	32.7%	32.3%
Prepared food and fountain margin	60.1%	60.9%	59.9%	61.6%

Inside same-store sales were driven by strong performance in alcohol, packaged beverage and tobacco, along with continued strength in whole pizza pie sales. This was offset by pressure in the dispensed beverage and bakery categories, though these categories experienced improvements in volume compared to first quarter. Inside sales margin was adversely impacted by the product mix shift from the sales performance noted, but improved sequentially versus first quarter.

Operating Expenses

	Three Months Ended October 31,		Six Months Ended October 31,
	2020	2019	2020	2019
Operating expenses (in thousands)	$410,348	$373,383	$796,436	$753,224
Credit card fees (in thousands)	$38,529	$38,705	$74,020	$79,087
Same-store operating expense excluding credit card fees increase (decrease)	5.4%	3.4%	(0.1)%	3.0%

Operating expenses for the quarter were up primarily due to operating 38 more stores than this time last year, as well as incurring $5 million in COVID-related expenses and over $9 million in incremental short and long-term incentive compensation costs due to the strong performance of the Company. Store operating hours were nearly in-line with pre-COVID levels at quarter end.

Expansion

Store Count
Stores at 4/30/2020	2,207
New store construction	14
Prior acquisitions opened	1
Closed	(3)
Stores at 10/31/2020	2,219

Casey’s is on track to close on the previously disclosed 94-store Bucky’s acquisition by the end of the calendar year. The acquisition is a strong strategic fit and is expected to be accretive to earnings in fiscal 2022. In addition, the Company expects to complete the construction of approximately 40 new stores this fiscal year.

Liquidity

At October 31, the Company had approximately $730 million in available liquidity, consisting of approximately $405 million in cash and cash equivalents on hand and $325 million in borrowing capacity on existing lines of credit. The Company intends to finance the Bucky’s acquisition with existing cash on hand, a new bank term loan with a 5-year maturity, and a temporary draw on its line of credit.

Share Repurchase

The Company has $300 million remaining under its existing share repurchase program. There were no repurchases made against that authorization in the second quarter.

Dividend

At its December meeting, the Board of Directors voted to increase the quarterly dividend 6% to $0.34 per share. The dividend is payable February 15, 2021 to shareholders of record on February 1, 2021.

Casey’s General Stores, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(Dollars in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2020	2019	2020	2019
Total revenue	$2,215,905	$2,487,586	$4,320,926	$5,114,215
Cost of goods sold (exclusive of depreciation and amortization, shown separately below)	1,584,145	1,930,521	3,065,663	3,991,464
Operating expenses	410,348	373,383	796,436	753,224
Depreciation and amortization	64,294	62,888	130,114	122,696
Interest, net	10,634	12,683	24,041	26,404
Income before income taxes	146,484	108,111	304,672	220,427
Federal and state income taxes	34,501	26,130	72,097	52,631
Net income	$111,983	$81,981	$232,575	$167,796
Net income per common share
Basic	$3.02	$2.22	$6.29	$4.55
Diluted	$3.00	$2.21	$6.24	$4.52
Basic weighted average shares	37,030,921	36,916,937	37,002,901	36,891,324
Plus effect of stock compensation	245,962	219,248	245,749	218,189
Diluted weighted average shares	37,276,883	37,136,185	37,248,650	37,109,513

Casey’s General Stores, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	October 31, 2020	April 30, 2020
Assets
Current assets
Cash and cash equivalents	$404,685	$78,275
Receivables	56,109	48,500
Inventories	249,842	236,007
Prepaid expenses	18,182	9,801
Income taxes receivable	—	14,667
Total current assets	728,818	387,250
Other assets, net of amortization	72,198	71,766
Goodwill	161,075	161,075
Property and equipment, net of accumulated depreciation of $2,104,012 at October 31, 2020 and $2,037,708 at April 30, 2020	3,361,577	3,323,801
Total assets	$4,323,668	$3,943,892
Liabilities and Shareholders’ Equity
Current liabilities
Lines of credit	$—	$120,000
Current maturities of long-term debt and finance lease obligations	2,297	570,280
Accounts payable	323,662	184,800
Accrued expenses	229,311	188,348
Income taxes payable	6,739	—
Total current liabilities	562,009	1,063,428
Long-term debt and finance lease obligations, net of current maturities	1,361,925	714,502
Deferred income taxes	451,205	435,598
Deferred compensation	14,365	13,604
Insurance accruals, net of current portion	20,924	22,862
Other long-term liabilities	53,389	50,693
Total liabilities	2,463,817	2,300,687
Total shareholders’ equity	1,859,851	1,643,205
Total liabilities and shareholders’ equity	$4,323,668	$3,943,892

Casey’s General Stores, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Six months ended October 31,
	2020	2019
Cash flows from operating activities:
Net income	$232,575	$167,796
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	130,114	122,696
Share-based compensation	14,492	9,922
Loss on disposal of assets and impairment charges	2,159	1,257
Deferred income taxes	15,607	31,483
Changes in assets and liabilities:
Receivables	(7,609)	(6,919)
Inventories	(13,835)	1,912
Prepaid expenses	(8,381)	(6,290)
Accounts payable	125,719	(9,577)
Accrued expenses	39,177	(8,706)
Income taxes	22,924	9,475
Other, net	(985)	(1,640)
Net cash provided by operating activities	551,957	311,409
Cash flows from investing activities:
Purchase of property and equipment	(158,815)	(242,173)
Payments for acquisition of businesses, net of cash acquired	—	(6,191)
Proceeds from sales of property and equipment	2,667	2,940
Net cash used in investing activities	(156,148)	(245,424)
Cash flows from financing activities:
Proceeds from long-term debt	650,000	—
Repayments of long-term debt	(570,738)	(8,682)
Net payments of short-term debt	(120,000)	(50,000)
Proceeds from exercise of stock options	1,253	2,307
Proceeds from capital grant	1,594	—
Payments of cash dividends	(23,591)	(22,405)
Tax withholdings on employee share-based awards	(7,917)	(6,525)
Net cash used in financing activities	(69,399)	(85,305)

Net increase (decrease) in cash and cash equivalents	326,410	(19,320)
Cash and cash equivalents at beginning of the period	78,275	63,296
Cash and cash equivalents at end of the period	$404,685	$43,976

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION

	Six months ended October 31,
	2020	2019
Cash paid during the period for:
Interest, net of amount capitalized	$26,535	$26,997
Income taxes, net	31,956	10,000
Noncash investing and financing activities:
Purchased property and equipment in accounts payable	18,471	17,067
Right-of-use assets obtained in exchange for new finance lease liabilities	—	831
Right-of-use assets obtained in exchange for new operating lease liabilities	1,109	—
Non-cash additions from adoption of ASC 842	—	22,635

Summary by Category (Amounts in thousands)
Three months ended 10/31/2020	Fuel	Grocery & Other Merchandise	Prepared Food & Fountain	Other	Total
Revenue	$1,193,491	$718,226	$288,822	$15,366	$2,215,905
Gross profit	$204,154	$238,992	$173,661	$14,953	$631,760
	17.1%	33.3%	60.1%	97.3%	28.5%
Fuel gallons sold	577,581
Three months ended 10/31/2019
Revenue	$1,514,474	$660,562	$297,846	$14,704	$2,487,586
Gross profit	$140,798	$220,134	$181,452	$14,681	$557,065
	9.3%	33.3%	60.9%	99.8%	22.4%
Fuel gallons sold	614,071

Summary by Category (Amounts in thousands)
Six months ended 10/31/2020	Fuel	Grocery & Other Merchandise	Prepared Food & Fountain	Other	Total
Revenue	$2,279,472	$1,450,087	$559,588	$31,779	$4,320,926
Gross profit	$414,184	$474,591	$335,309	$31,179	$1,255,263
	18.2%	32.7%	59.9%	98.1%	29.1%
Fuel gallons sold	1,127,089
Six months ended 10/31/2019
Revenue	$3,142,042	$1,348,480	$593,723	$29,970	$5,114,215
Gross profit	$291,787	$435,587	$365,464	$29,913	$1,122,751
	9.3%	32.3%	61.6%	99.8%	22.0%
Fuel gallons sold	1,233,155

Fuel Gallons						Fuel Margin
Same-store Sales						(Cents per gallon, excluding credit card fees)
	Q1	Q2	Q3	Q4	Fiscal Year		Q1		Q2		Q3	Q4	Fiscal Year
F2021	(14.6)%	(8.6)%	—	—	—	F2021	38.2	¢	35.3	¢	—	—	—
F2020	(2.0)	(1.8)	(2.0)	(14.7)	(5.1)%	F2020	24.4		22.9		21.7	40.8	26.8	¢
F2019	0.5	(1.1)	(3.4)	(2.8)	(1.7)	F2019	20.5		20.0		22.1	18.6	20.3

Grocery & Other Merchandise						Grocery & Other Merchandise
Same-store Sales						Margin
	Q1	Q2	Q3	Q4	Fiscal Year		Q1	Q2	Q3	Q4	Fiscal Year
F2021	3.6%	6.6%	—	—	—	F2021	32.2%	33.3%	—	—	—
F2020	3.2	3.2	3.5	(2.0)	1.9%	F2020	31.3	33.3	32.9	30.4	32.0%
F2019	3.2	2.7	3.4	5.7	3.6	F2019	32.4	32.4	31.9	31.5	32.1

Prepared Food & Fountain						Prepared Food & Fountain
Same-store Sales						Margin
	Q1	Q2	Q3	Q4	Fiscal Year		Q1	Q2	Q3	Q4	Fiscal Year
F2021	(9.8)%	(3.6)%	—	—	—	F2021	59.7%	60.1%	—	—	—
F2020	1.6	1.9	2.8	(13.5)	(1.5)%	F2020	62.2	60.9	60.2	60.0	60.9%
F2019	1.7	2.2	1.5	2.0	1.9	F2019	62.0	62.4	62.3	62.2	62.2

RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
We define EBITDA as net income before net interest expense, income taxes, depreciation and amortization. Adjusted EBITDA further adjusts EBITDA by excluding the gain or loss on disposal of assets as well as impairment charges. Neither EBITDA nor Adjusted EBITDA are considered GAAP measures, and should not be considered as a substitute for net income, cash flows from operating activities or other income or cash flow statement data. These measures have limitations as analytical tools, and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. We strongly encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.
We believe EBITDA and Adjusted EBITDA are useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance and debt service capabilities, and they are regularly used by management for internal purposes including our capital budgeting process, evaluating acquisition targets, and assessing performance.
Because non-GAAP financial measures are not standardized, EBITDA and Adjusted EBITDA, as defined by us, may not be comparable to similarly titled measures reported by other companies. It therefore may not be possible to compare our use of these non-GAAP financial measures with those used by other companies.
The following table contains a reconciliation of net income to EBITDA and Adjusted EBITDA for the three and six months ended October 31, 2020 and 2019:

(In thousands)	Three Months Ended October 31,		Six Months Ended October 31,
	2020	2019	2020	2019
Net income	$111,983	$81,981	$232,575	$167,796
Interest, net	10,634	12,683	24,041	26,404
Depreciation and amortization	64,294	62,888	130,114	122,696
Federal and state income taxes	34,501	26,130	72,097	52,631
EBITDA	$221,412	$183,682	$458,827	$369,527
Loss on disposal of assets and impairment charges	1,819	730	2,159	1,257
Adjusted EBITDA	$223,231	$184,412	$460,986	$370,784
NOTES:
•Gross Profit is defined as revenue less cost of goods sold (exclusive of depreciation and amortization)
•Inside is defined as the combination of Grocery and Other Merchandise and Prepared Food and Fountain

This release contains statements that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those related to the acquisition, expectations for future periods, possible or assumed future results of operations, financial conditions, liquidity and related sources or needs, business and/or integration strategies, plans and synergies, supply chain, growth opportunities, performance at our stores, and the potential effect of COVID-19. There are a number of known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from any future results expressed or implied by those forward-looking statements, including but not limited to integration of the acquisition, executing our strategic plan, the impact and duration of COVID-19 and related governmental actions, as well as other risks, uncertainties and factors which are described in the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as filed with the Securities and Exchange Commission and available on our website. Any forward-looking statements contained in this release represent our current views as of the date of this release with respect to future events, and Casey’s disclaims any intention or obligation to update or revise any forward-looking statements in the release whether as a result of new information, future events, or otherwise.

Corporate information is available at this website: https://www.caseys.com. Earnings will be reported during a conference call on December 8, 2020. The call will be broadcast live over the Internet at 7:30 a.m. CST.  To access the call, go to the Events and Presentations section of our website at https://investor.caseys.com/events-and-presentations/default.aspx.  No access code is required.  A webcast replay of the call will remain available in an archived format on the Events and Presentations section of our website at https://investor.caseys.com/events-and-presentations/default.aspx for one year after the call.

Investor Relations Contact:	Media Relations Contact:
Brian Johnson (515) 965-6587	Katie Petru (515) 446-6772